SECURITY AGREEMENT

Innolog Holdings Corporation and Innovative Logistics Techniques, Inc. hereinafter sometimes collectively referred to as the “debtor” or “debtors.” for value received, hereby grant to the Kay M. Gumbinner trust and to Robert Gumbinner and Fred Gumbinner, trustees under a trust agreement dated January 9, 2008 (known as the Kay M. Gumbinner Trust) (hereinafter called “Secured Party”), a security interest in the property described below (hereinafter collectively called “Collateral”) to secure the payment of the principal and interest on and of an obligation or obligations owing to the Secured Party in the amount of One Hundred Seventy-FIVE Thousand Dollars and no Cents ($175,000.00), plus the Default Fee; plus all Late Fees; plus interest at 28% per annum, compounded daily, from the date of Default, until paid, including and after the recording of this confession of judgment, plus all costs of collection, including all of secured party’s attorneys’ fees, less credit for any payments made.

For a valuable consideration, receipt of which is confessed, the aforementioned Innolog Holdings Corporation and Innovative Logistics Techniques, Inc., promise to pay on demand to the Secured Party the aforementioned One Hundred Seventy-Five Thousand Dollars and zero Cents ($177,000.00), plus a Late Fee of Seventeen Thousand Seven Hundred Dollars and 00/100 cents ($17,700.00); plus Sixty-Five Thousand Dollars ($65,000) in connection with the Warrants, plus interest at the rate of 18% per annum, compounded monthly, from the earlier of a default and April 20, 2011, plus the payment of the Secured Party’s attorneys fees and costs of collection as may accrue thereto from the earlier of a Default and April 20, 2011. This security agreement is intended by the parties to provide collateral for assurance of the performance of this obligation.

1.	The Collateral in which this security interest is granted is all of the Debtor’s property described below together with all the proceeds and products therefrom.

All accounts receivable now outstanding or hereafter arising, other than those specific accounts receivable that have been pledged directly to Mel Booth and to YG Funding under the currently existing A/R notes, other accounts receivable to be pledged for other A/R loans as specifically permitted under the Forbearance Agreement and subject to the pre-existing security interest of Eagle Bank.

2.	Debtor shall not transfer, sell or assign Debtor’s interest in the Collateral nor permit any other security interest to be created thereon without Secured Party’s prior written approval.

3.	Debtor shall keep, store or regularly garage all evidence and documentation pertaining to the Collateral at locations approved by Secured Party in writing.

4.	Debtor covenant to the Secured Party that neither it nor they are insolvent and that it and they are regularly paying their obligations as they become due.

5.	The parties' intend that the Debtor shall at all times do and perform every possible act to provide the Secured Party with the maximum amount of collateral to assure payment of the indebtedness, and it shall execute, acknowledge, and deliver to the Secured Party such documents, mortgages, deeds of trust, and other conveyances as may be appropriate in that regard. In that regard, the Debtor covenants that it, its successors and assigns, will at any time, upon any reasonable request, at the charge of the Secured Party, its successors and assigns, do, execute or cause to be done or executed all such further acts, deeds and things for the better, more perfectly and absolutely conveying and assuring the said collateral and premises hereby affected or intended so to be unto the Secured Party, its successors and assigns, in the manner herein described, as by the Secured Party, its successors and assigns, or their counsel in the law, shall be reasonably devised, advised or required. Specifically envisioned by the parties are the duties of the Debtor, upon any request made by or on behalf of the Debtor to take all steps to assure that the Secured Partys’ security interest in the proceeds of the accounts receivable are preserved. To the extent possible, the Secured Party shall maintain an active registration with the federal government’s Central Contractor Registration database (or similar database) to facilitate an electronic transfer of funds (EFT) for payments from the collateral, and the Debtor shall, upon request of the Secured Party perform all acts necessary to effect a transfer of such payments, consonant with the provisions of the Federal Assignments of Claims Act (including FAR Subpart 32.8—Assignment of Claims), into an escrow or similar account that will preserve the security interest rights encompassed by this agreement.

6.	Debtor shall not conduct business under any other name than that given above nor change or reorganize the type of business entity under which it does business except upon prior written approval of Secured Party. If such approval is given Debtor guarantees that all documents, instruments and agreements demanded by Secured Party shall be prepared and filed at Debtor’s expense before such change of name or business entity occurs.

7.	Debtor shall pay the filing and recording costs of any documents or instruments necessary to perfect, extend, modify, or terminate the security interest created hereunder, as demanded by Secured Party.

8.	Debtor shall maintain all Collateral in good condition, pay promptly all taxes, judgments, or charges of any kind levied or assessed thereon, keep current all rent due or premises where Collateral is located, and maintain insurance on all Collateral against such hazards, in such amounts and with such companies as Secured Party may demand, all such insurance policies to be in possession of Secured Party and to contain a Lender’s Loss Payable Clause naming Secured Party in a manner satisfactory to Secured Party. Debtor hereby assigns to Secured Party any proceeds of such policies and all unearned persimmons thereon, and authorizes and empowers Secured Party to collect such sums and to execute and endorse in Debtor’s name all proofs of loans, drafts, checks and any other documents necessary to accomplish such collections, and any persons or entities making payments to Secured Party under the terms-of this Paragraph are hereby relieved absolutely from any obligation to see to the application of any sums so paid.

9.	Debtor shall be in default hereunder if Debtor fails to perform any of the liabilities imposed hereby or any other obligation required by the various instruments or papers evidencing or securing this loan, or if the full balance of the loan becomes immediately payable under the terms of such instruments, either automatically or by declaration of the Secured Party. In the event of any default, Secured Party may, in its own discretion, cure such default and, if it does so, any expenditures made for such purpose shall be added to the principal of the Note.

10.	In the event of default, Debtor shall assemble and make available all Collateral at any place designated by Secured Party. Debtor acknowledges being advised of a constitutional right to a court notice and hearing to determine whether, upon default there is probable cause to sustain the validity of the Secured Party’s claim and whether the Secured Party is entitled to possession of the Collateral and being so advised, Debtor hereby voluntarily gives up, waives and surrenders any right to a notice and hearing to determine whether there is probable cause to sustain the validity of Secured Party’s claim. Any notices required pursuant to any state or local law shall be deemed reasonable if mailed by Secured Party to the persons entitled thereto at their last known addresses at least ten days prior to disposition of the Collateral, and, in reference to a private sale, need state only that Secured Party intends to negotiate such a sale Disposition of Collateral shall be deemed commercially reasonable if made pursuant to a public offering advertised at least twice in a newspaper of general circulation in the community where the Collateral is located or by a private sale for a sum equal to or in excess of the liquidation value of the Collateral as determined by Secured Party.

11.	Debtor hereby appoints Richard Golden as attorney-in-fact with full power of attorney to execute and file such other financing statements, including UCC-1s and other instruments as deemed by the Secured Party to be necessary or advisable in order to perfect the security interest granted hereunder.

12.	Debtor agrees to immediately execute and deliver such other documents, instruments and agreements as may be requested from time to time by Secured Party (or its counsel) to carry out and effectuate the intent of this Agreement.

13.	All rights conferred on Secured Party hereby are in addition to those granted to it by any federal, state or local law or any other law. Failure or repeated failure to enforce any rights hereunder shall not constitute an estoppel or waiver of Secured Party’s rights to exercise such rights accruing prior or subsequent thereto. Secured Party shall not be liable for any loss to Collateral in its possession, nor shall such loss diminish the debt due, even if the loss is caused or contributed to by Secured Party’s negligence.

Innolog Holdings Corporation, Debtor

By:
William P. Danielczyk, Chairman
Dated as of September 21, 2011

Innovative Logistics Techniques, Inc., Debtor

By:
William P. Danielczyk, Executive Chairman
Dated as of September 21, 2011

Kay M. Gumbinner Trust

Robert Gumbinner, Trustee Dated as of September 21, 2011

Fred Gumbinner, Trustee Dated as of September 21, 2011